EXHIBIT 99.1

         THIRD QUARTER REVENUE A RECORD $8.7 BILLION, UP 19 PERCENT
THIRD QUARTER EARNINGS EXCLUDING ACQUISITION-RELATED COSTS* $0.41 PER SHARE
                   THIRD QUARTER EARNINGS PER SHARE $0.36


*Acquisition-related costs consist of one-time write-offs of purchased in-process research and development and the ongoing amortization of goodwill and other acquisition-related intangibles and costs. Intangibles include, for example, the value of the acquired companies' developed technology, trademarks and workforce-in-place. Earnings excluding acquisition-related costs differ from earnings presented according to generally accepted accounting principles because they exclude these costs.

SANTA CLARA, Calif., Oct. 17, 2000 -- Intel Corporation today announced third quarter revenue of $8.7 billion, a quarterly record, up 19 percent from the third quarter of 1999 and up 5 percent sequentially.
          For the third quarter, net income excluding acquisition-related costs was $2.9 billion, up 52 percent from the third quarter of 1999 and down 18 percent sequentially. Third quarter earnings excluding acquisition-related costs were $0.41 per share, an increase of 52 percent from $0.27 in the third quarter of 1999, and down 18 percent sequentially. All second quarter net income and earnings per share amounts include the previously reported charge to cost of sales for approximately $200 million to cover costs associated with the MTH motherboard replacement program and $2.3 billion of interest and other income.
          Including acquisition-related costs in accordance with generally accepted accounting principles, third quarter net income was $2.5 billion, up 72 percent from the third quarter of 1999 and down 20 percent sequentially. Earnings per share were $0.36, up 71 percent from $0.21 in the third quarter of 1999 and down 20 percent sequentially.
          Acquisition-related costs in the third quarter consisted of $8 million in one-time charges for purchased in-process research and development and $420 million of amortization of goodwill and other acquisition-related intangibles and costs.
          "We achieved record revenue with 19 percent growth in the third quarter. It was a challenging quarter primarily because PC demand in Europe was not as strong as we expected entering the period," said Craig R. Barrett, president and chief executive officer.
          "Looking ahead, we anticipate record revenue in the fourth quarter, with growth across most of our product lines," added Barrett. "We are especially pleased with the rapid growth in our server business, our record flash business, and our networking silicon business which surpassed our expectations in the third quarter. We are also excited by the industry enthusiasm for the new low power mobile Pentium (R) III processors announced last month, the Pentium (R) 4 processor launching this quarter, the Itanium (TM) processor now shipping for pilot systems, and our recently introduced Intel (R) XScale (TM) microarchitecture."
          During the quarter, the company announced the acquisition of Ziatech Corporation, and announced and closed the acquisitions of Trillium Digital Systems, Inc. and DataKinetics Ltd. Background on each of these acquisitions can be found in the Third Quarter Highlights section of this release.
          In September, the company said it had been notified that the investigation by the Federal Trade Commission into Intel's business practices has been closed. The investigation began in September 1997 and covered all aspects of Intel's business. The FTC also closed its investigation of whether Intel's acquisition of Chips and Technologies Inc. and equity in Real3D had any anti-competitive effect on any markets for graphics components or other computer hardware.
          During the quarter, the company paid its quarterly cash dividend of $0.02 per share. The dividend was paid on Sept. 1, 2000, to stockholders of record on Aug. 7, 2000. Intel has paid a regular quarterly cash dividend for eight years.
          During the quarter, the company repurchased a total of 14.3 million shares of common stock at a cost of $1.0 billion, under an ongoing program. Since the program began in 1990, the company has repurchased 1.4 billion shares at a total cost of $21.2 billion.


                              BUSINESS OUTLOOK


The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after Sept. 30, 2000.

** The company expects revenue for the fourth quarter of 2000 to be up 4 to 8 percent from third quarter revenue of $8.7 billion.
** The company expects gross margin percentage for the fourth quarter to be approximately 63 percent plus or minus a point, versus 64 percent in the third quarter, primarily due to start-up costs on upcoming 0.18-micron fabs. In the short term, Intel's gross margin percentage varies with revenue levels, product mix, changes in unit costs and timing of factory ramps and associated costs.
** Expenses (R&D, excluding in-process R&D, plus MG&A) in the fourth quarter of 2000 are expected to be up 6 to 8 percent from third quarter expenses of $2.3 billion, primarily due to seasonally higher spending on marketing programs and higher revenue dependent expenses. Expenses are dependent in part on the level of revenue.
** R&D spending, excluding in-process R&D, is expected to be approximately $1.0 billion in the fourth quarter.

** The company expects gains on investments and interest and other income for the fourth quarter of 2000 to be approximately $950 million, depending on interest rates, cash balances, equity market levels and volatility, the realization of expected gains on investments, including gains on investments acquired by third parties, and assuming no unanticipated items. ** The tax rate for 2000 is expected to be approximately 31.8 percent, excluding the impact of the previously announced agreement with the Internal Revenue Service and acquisition-related costs.
** Capital spending for 2000 is expected to be approximately $6.0 billion. ** Depreciation is expected to be approximately $865 million in the fourth quarter.
** Amortization of goodwill and other acquisition-related intangibles and costs is expected to be approximately $440 million in the fourth quarter.

         The statements by Craig R. Barrett and the above statements contained in this outlook are forward-looking statements that involve a number of risks and uncertainties. In addition to factors discussed above, among other factors that could cause actual results to differ materially are the following: business and economic conditions and growth in the computing industry in various geographic regions; changes in customer order patterns; changes in the mixes of microprocessor types and speeds, purchased components and other products; competitive factors, such as rival chip architectures and manufacturing technologies, competing software-compatible microprocessors and acceptance of new products in specific market segments; pricing pressures; development and timing of introduction of compelling software applications; insufficient, excess or obsolete inventory and variations in inventory valuation; continued success in technological advances, including development and implementation of new processes and strategic products for specific market segments; execution of the manufacturing ramp, including the transition to the 0.18-micron process technology; shortage of manufacturing capacity; the ability to grow new networking, communications, wireless and other Internet-related businesses and successfully integrate and operate any acquired businesses; unanticipated costs or other adverse effects associated with processors and other products containing errata

(deviations from published specifications); litigation involving antitrust, intellectual property, consumer and other issues; and other risk factors listed from time to time in the company's SEC reports, including but not limited to the report on Form 10-Q for the quarter ended July 1, 2000 (Part I, Item 2, Outlook section).

              INTEL REVISES ITS OUTLOOK PUBLICATION PROCEDURES

          In connection with the recent adoption of new SEC rules on corporate disclosure, Intel is changing its procedures for publishing and updating its Outlook forward-looking statements and risk factors statements. Following the publication of Outlook in its quarterly Earnings Release, Intel will continue its current practice of having corporate representatives meet privately during the quarter with investors, the media, investment analysts and others. At these meetings Intel may reiterate the Outlook published in the Earnings Release. At the same time, Intel will keep its Earnings Release and Outlook publicly available on its Web site (www.intc.com). Prior to the start of the Quiet Period (described below), the public can continue to rely on the Outlook on the Web site as still being Intel's current expectations on matters covered, unless Intel publishes a notice stating otherwise.
          Towards the end of each fiscal quarter, Intel will have a "Quiet Period" when it no longer publishes, or updates, Outlook as its current expectations and Intel representatives will not comment concerning Outlook or Intel's financial results or expectations. The Quiet Period will extend until the day when Intel's next quarterly Earnings Release is published. For the fourth quarter, the Quiet Period will be Dec. 16, 2000 through Jan. 16, 2001.



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

                             INTEL CORPORATION
                 CONSOLIDATED SUMMARY INCOME STATEMENT DATA
                  (In millions, except per share amounts)

                                             Three Months Ended       Nine Months Ended
                                             ------------------       -----------------
                                              Sept. 30 Sept. 25       Sept. 30 Sept. 25
                                               2000     1999           2000     1999
                                              -------- --------       -------- --------
NET REVENUE                                   $  8,731 $  7,328       $ 25,024 $ 21,177
                                              --------  --------       -------- --------
Cost of sales                                    3,148    3,026          9,420    8,660
Research and development                           977      840          2,899    2,234
Marketing, general and administrative            1,321      952          3,668    2,767
Amortization of goodwill and other
   acquisition-related intangibles and costs       420      121          1,127      170
Purchased in-process research and
   development                                       8      333             91      333
                                              -------- --------       -------- --------
Operating costs and expenses                     5,874    5,272         17,205   14,164
                                              -------- --------       -------- --------
OPERATING INCOME                                 2,857    2,056          7,819    7,013
Gains on investments                               716      195          3,309      556
Interest and other                                 250      121            638      397
                                              -------- --------       -------- --------
INCOME BEFORE TAXES                              3,823    2,372         11,766    7,966
Income taxes                                     1,314      914          3,424    2,760
                                              -------- --------       -------- --------
NET INCOME                                    $  2,509 $  1,458       $  8,342 $  5,206
                                              ======== ========       ======== ========

BASIC EARNINGS PER SHARE                      $   0.37 $   0.22       $   1.24 $   0.78
                                              ======== ========       ======== ========
DILUTED EARNINGS PER SHARE                    $   0.36 $   0.21       $   1.19 $   0.75
                                              ======== ========       ======== ========
COMMON SHARES OUTSTANDING                        6,719    6,650          6,704    6,639
COMMON SHARES ASSUMING DILUTION                  7,007    6,943          7,002    6,930


Note: Certain prior period amounts have been reclassified to conform with the current presentation.


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PRO FORMA INFORMATION EXCLUDING
ACQUISITION-RELATED COSTS

The following pro forma supplemental information excludes the effect of amortization of goodwill and other acquisition-related intangibles and costs as well as in-process research and development. This pro forma information is not prepared in accordance with generally accepted accounting principles.

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

                                           Three Months Ended        Nine Months Ended
                                           ------------------       ------------------
                                           Sept. 30  Sept. 25       Sept. 30  Sept. 25
                                             2000      1999           2000      1999
                                           --------  --------       --------  --------
Pro forma operating costs and expenses     $  5,446  $  4,818       $ 15,987  $ 13,661
Pro forma operating income                 $  3,285  $  2,510       $  9,037  $  7,516
Net income excluding acquisition-related
   costs                                   $  2,899  $  1,904       $  9,455  $  5,701
Basic earnings per share excluding
   acquisition-related costs               $   0.43  $   0.29       $   1.41  $   0.86
Diluted earnings per share excluding
   acquisition-related costs               $   0.41  $   0.27       $   1.35  $   0.82


                             INTEL CORPORATION
                  CONSOLIDATED SUMMARY BALANCE SHEET DATA
                               (In millions)


                                                      Sept. 30,     July 1,     Dec. 25,
                                                        2000         2000         1999
                                                      --------     --------     --------
CURRENT ASSETS
Cash and short-term investments                       $ 14,007     $ 13,644     $ 11,788
Accounts receivable                                      4,574        4,333        3,700
Inventories:
     Raw materials                                         334          232          183
     Work in process                                       926          863          755
     Finished goods                                        676          512          540
                                                      --------     --------     --------
                                                         1,936        1,607        1,478
Deferred tax assets and other                              993          966          853
                                                      --------     --------     --------
     Total current assets                               21,510       20,550       17,819

Property, plant and equipment, net                      13,414       12,324       11,715
Marketable strategic equity securities                   4,548        6,201        7,121
Other long-term investments                              1,770        1,574          790
Goodwill and other acquisition-related
     intangibles                                         6,163        6,240        4,934
Other assets                                             1,608        1,631        1,470
                                                      --------     --------     --------
        TOTAL ASSETS                                  $ 49,013     $ 48,520     $ 43,849
                                                      ========     ========     ========

CURRENT LIABILITIES
Short-term debt                                       $    336     $    385     $    230
Accounts payable and accrued liabilities                 6,087        5,602        4,565
Deferred income on shipments to
        distributors                                       716          726          609
Income taxes payable                                     1,386        1,623        1,695
                                                      --------     --------     --------
        Total current liabilities                        8,525        8,336        7,099
LONG-TERM DEBT                                             610          870          955
DEFERRED TAX LIABILITIES                                 2,173        2,694        3,130
PUT WARRANTS                                                 -            -          130

STOCKHOLDERS' EQUITY
Common stock and capital in excess
     of par value                                        8,643        7,941        7,316
Other stockholders' equity                              29,062       28,679       25,219
                                                      --------     --------     --------
     Total stockholders' equity                         37,705       36,620       32,535
                                                      --------     --------     --------
     TOTAL LIABILITIES AND
          STOCKHOLDERS' EQUITY                        $ 49,013     $ 48,520     $ 43,849
                                                      ========     ========     ========

Note: Certain prior period amounts have been reclassified to conform with the current presentation.

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